Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

China Growth Capital Inc.

Name of corporation-Dénomination de la société

678860-2

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

June 12, 2007 / le 12 juin 2007

Date of Incorporation - Date de constitution

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF INCORPORATION (SECTION 6) | **STATUTS CONSTITUTIFS (ARTICLE 6)**

Processing Type - Mode de Traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société

China Growth Capital Inc.

2. The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada où se situera le siège social

BC

3. The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The annexed schedule is incorporated in this form.
L'annexe ci-jointe fait partie intégrante de la présente formule.

4. Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu

The annexed schedule is incorporated in this form.
L'annexe ci-jointe fait partie intégrante de la présente formule.

5. Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum: 3 Maximum: 15

6. Restrictions, if any, on business the corporation may carry on - Limites imposées à l'activité commerciale de la société, s'il y a lieu

The annexed schedule is incorporated in this form.
L'annexe ci-jointe fait partie intégrante de la présente formule.

7. Other provisions, if any - Autres dispositions, s'il y a lieu

The annexed schedule is incorporated in this form.
L'annexe ci-jointe fait partie intégrante de la présente formule.

8. Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature
WILLIAM BENJAMIN CATALANO	7936 LAKEFIELD DR., BURNABY, BRITISH COLUMBIA, CANADA, V5E 3W8	WILLIAM B. CATALANO

Canada

Item 3 - Shares / Rubrique 3 - Actions

An unlimited number of one class of shares to be designated as Common Shares.

The rights, privileges, restrictions and conditions attaching to the common shares (the "Common Shares") are as follows:

1.1 Dividends

1.1.1 Subject to the prior rights of the holders of the Preference Shares, the holders of the Common Shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

1.2 Dissolution

1.2.1 Subject to the prior rights of the holders of the Preference Shares, the holders of the Common Shares shall have the right on liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution for the purpose of winding-up its affairs, to receive the remaining assets of the Corporation.

1.3 Voting Rights

1.3.1 The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares, and to vote at any such meeting on the basis of one (1) vote for each Common Share held.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

No transfer of any shares shall be effective without the previous consent of the directors of the corporation expressed by a resolution passed by the board of directors or by an instrument or instruments signed by at least 75% of the directors.

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

(a) At any time or times, the Corporation may purchase the whole or any part of its outstanding shares and such shares shall be cancelled upon such purchase;

(b) The purchase of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment to be, shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder; and

(c) The Corporation shall not make a distribution to the public of any of its securities.